SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2004

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

                On June 22, 2004, priceline.com issued a press release that announced the pricing of $90 million of 2.25 percent Convertible Senior Notes to be issued in a private placement.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7.      Financial Statements and Exhibits

                (c) Exhibits

99.1	Press release issued by priceline.com Incorporated on June 22, 2004 regarding the pricing of $90 million of 2.25 percent Convertible Senior Notes.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name: Jeffery H. Boyd
Title: President and Chief Executive Officer

Date:  June 23, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by priceline.com Incorporated on June 22, 2004 regarding the pricing of $90 million of 2.25 percent Convertible Senior Notes.